ATSG Reports Record 2022 Revenues
Projects record freighter deliveries in 2023 and 2024

WILMINGTON, OH, February 23, 2023 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, contracted air transportation, and related services, today reported consolidated financial results for the quarter and year ended December 31, 2022.

Fourth Quarter Results
•Revenues $533 million, up 11%
•GAAP EPS (basic) from Continuing Operations $0.58, down $0.02 on GAAP Pretax Earnings from Continuing Operations $61.2 million, up 1%
•Adjusted Pretax* Earnings $65 million, up 16%
•Adjusted EPS* $0.53, up $0.03
•Adjusted EBITDA* $163 million, up 5%

Full Year 2022 Results
•Revenues $2.0 billion, up 18%
•GAAP EPS (basic) from Continuing Operations $2.67, down $0.66 on GAAP Pretax Earnings from Continuing Operations $260 million, down 14%
•Adjusted Pretax Earnings* $263 million, up 51%
•Adjusted EPS* $2.28, up $0.67 or 42%
•Adjusted EBITDA* $641 million, up $100 million or 18%
•Operating Cash Flows $472 million and Adjusted Free Cash Flow* $285 million

Rich Corrado, president and chief executive officer of ATSG, said, "In 2022, our revenues and Adjusted EBITDA each grew 18%, with revenues reaching a record $2 billion, and Adjusted EBITDA increasing $100 million to $641 million. Our Adjusted Pretax Earnings also grew sharply, excluding 2021 benefits from pandemic related government grants for our passenger airline. At the same time, we invested nearly $600 million in our businesses which will allow us to take advantage of the continued attractive leasing market for midsize freighter aircraft. I expect those investments and the outstanding performance of our employees to drive even more robust growth and earnings in the years to come."

2022 Operating Highlights
•Six more dry leases of Boeing 767-300 freighters, plus one re-lease and four lease extensions of Boeing 767-200s. Two of the six newly converted 767-300 freighters leased last year are also being operated by ATSG’s airlines under Crew, Maintenance and Insurance (CMI) agreements.
•Seven more customer-provided 767 freighters were subleased to and operated by ATSG’s cargo airlines during 2022, totaling thirteen such aircraft in the fleet at the end of the year.
•Feedstock aircraft secured for the twenty freighters ATSG expects to lease in 2023.
•Completed a strong schedule of passenger airline missions for government customers, including the resumption of a full schedule of combi service worldwide for the Department of Defense.

•Executed a six-year extension and expansion of ATSG’s longstanding commercial relationship with DHL. The number of 767s our airline operates for DHL has more than doubled since the beginning of 2021.

2022 Financial Highlights
•Record revenue of $2.0 billion in 2022, an increase of $311 million from 2021, due primarily to a full year of contributions from 2021’s fifteen new leases of 767-300s and seven more aircraft in CMI service.
•$641 million in Adjusted EBITDA for 2022, up $100 million. Adjusted EBITDA for 2021 excluded $112 million in proceeds from federal grant awards to ATSG’s passenger airline, Omni Air, under U.S. government programs created to support jobs among passenger carriers during severe cutbacks in passenger flying during the pandemic.
•Growth investments of $413 million. These investments supported current and projected 20 or more freighter lease deployments in each of 2023 and 2024.
•Repurchases of 2 million ATSG common shares. ATSG’s Board of Directors approved a new $150 million share repurchase authorization in November 2022. Shares repurchased in 2022, all in the fourth quarter, represented nearly 3% of the 74 million shares outstanding at the beginning of 2022.

* Adjusted EPS (Earnings per Share), Adjusted Pretax Earnings, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted Free Cash Flow are non-GAAP financial measures and are defined and reconciled to GAAP measures at the end of this release.

Segment Results
Cargo Aircraft Management (CAM)
•Aircraft leasing and related revenues from external customers were up 3% for the fourth quarter and 17% for the year, reflecting the 2022 benefit of a full year of revenues from fifteen Boeing 767-300 freighters leased during 2021, plus partial-year revenues from six other 767-300s leased in 2022.
•CAM’s fourth-quarter pretax earnings decreased 7% to $31 million versus the prior-year quarter, but increased 35% for the year. Fourth quarter 2021 earnings benefited from the sale of aircraft assets.
•Ninety-one CAM-owned 767 freighter aircraft were leased to external customers, six more than a year ago.
•Twenty-two CAM-owned aircraft were in or awaiting conversion to freighters, nine more than a year ago.

ACMI Services
•Pretax earnings were $26 million in the fourth quarter, versus $34 million in 2021. Full-year pretax earnings were $95 million for 2022 and $159 million in 2021. Results in 2021 included a $15 million contribution from federal pandemic-related grants for ATSG’s cargo airline in the fourth quarter, and $112 million for the year. Excluding grant contributions, ACMI Services pretax earnings increased 33% for the quarter and more than doubled for the year.
•Revenue block hours for ATSG's airlines increased 1% for the fourth quarter and 8% for 2022 over 2021. The increase for 2022 included the benefit of seven more aircraft in service than a year ago. Cargo block hours increased 2% for the fourth quarter and 9% for the year. Passenger block hours were down 2% for the quarter and up 4% for the year.

2023 Outlook

ATSG expects its Adjusted EBITDA for 2023 to increase to a range of $650 million to $660 million. ATSG expects 2023 full year Adjusted EPS to decline to a range of $1.85 to $2.00, based on 2023 projections for higher interest expense and inflationary effects, as well as reduced ACMI Services operations.
The Adjusted EBITDA and Adjusted EPS forecasts for 2023 assume:
•Fewer operating block hours for ATSG airlines in 2023 versus 2022 for both our cargo and passenger operations.
•Workforce retention and training effects, principally at our airlines and in maintenance services.
•Dry leases of fourteen Boeing 767-300s, and six Airbus A321-200 freighters currently awaiting approval by the foreign regulatory agencies, which is anticipated by mid-year.
•Leases for eight Boeing 767-200s are due to expire between May and September 2023. CAM expects to remove from service three of the eight due to airframe cycle limitations, and utilize their engines to support other 767-200 lease customers. The remaining five aircraft will be sold or re-leased.
•A full year of contributions from seven 767-300 freighter aircraft that customers own or lease from other companies, and have assigned to our cargo airlines to operate during 2022, and the partial year contributions of three more 767-300 freighter aircraft to be added in 2023.
Corrado said that ATSG’s aircraft leasing operations, including its engine maintenance services, are expected to generate substantially more Adjusted EBITDA over the next five years. But reductions in ACMI Services segment's operations in 2023 will limit its growth this year.
"Growth in e-commerce, particularly outside the U.S., is driving the growth of air express networks around the world. That trend, and replacement of older cargo aircraft postponed during the pandemic, are compelling drivers for growth in our leasing demand," Corrado said.
2023 will be an investment year for ATSG. Capital spending for the year is projected to be $850 million, including $260 million in sustaining capex and $590 million for growth. In 2023, CAM will begin the passenger-to-freighter conversion of the first two of its A330-300s for lease delivery in 2024. CAM expects to convert and lease thirty such aircraft by 2028, two-thirds of which are already backed by customer commitments. CAM will also begin conversion of a projected sixteen 767-300 freighters it expects to lease in 2024. We already have customer commitments for virtually all of those freighters.
“We plan to deliver 20 newly converted aircraft during 2023 and more in 2024, as customer lease deployments are expanded to include the Airbus A330," Corrado said. "These deliveries are projected to significantly grow Adjusted EBITDA in 2024 and 2025, and solidify our position as the world's largest lessor of main deck freighters. Our employees are prepared to execute on our plans and exciting opportunities to generate long-term attractive returns for shareholders."
Non-GAAP Financial Measures
This release, including the attached non-GAAP Reconciliation tables, contains financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States ("non-GAAP financial measures"). Management uses these non-GAAP financial measures to evaluate historical results and project future results. Management believes that these non-GAAP financial measures assist in highlighting operational trends, facilitating period-over-period comparisons, and providing additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP financial measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP and may be calculated differently by other companies.
The historical non-GAAP financial measures included in this release are reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP in the non-GAAP Reconciliation tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA or Adjusted EPS because it is unable to predict with reasonable accuracy the value of certain adjustments. Certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to a customer. The Company’s earnings on a

GAAP basis, including its earnings per share on a GAAP basis, and the non-GAAP adjustments for gains and losses resulting from the re-measurement of stock warrants, will depend on the future prices of ATSG stock, interest rates, and other assumptions which are highly uncertain.

Conference Call
ATSG will host an investor conference call on Friday, February 24, 2023, at 10 a.m. Eastern Time to review its financial results for the fourth quarter of 2022, and its outlook for 2023. Live call participants must register via this link, which is also available at ATSG’s website, www.atsginc.com under “Investors” and “Presentations.” Once registered, call participants will receive dial-in numbers and a unique Personal Identification Number (PIN) that must be entered to join the live call. Listen-only access to live and replay versions of the call, including slides, will be available via a webcast link at the same ATSG website location. Slides that accompany management’s discussion of fourth-quarter results may be downloaded there shortly before the start of the call at 10 a.m.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause Air Transport Services Group, Inc.'s ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) unplanned changes in the market demand for our assets and services, including the loss of customers or a reduction in the level of services we perform for customers; (ii) our operating airlines' ability to maintain on-time service and control costs; (iii) the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; (iv) fluctuations in ATSG's traded share price and in interest rates, which may result in mark-to-market charges on certain financial instruments; (v) the number, timing, and scheduled routes of our aircraft deployments to customers; (vi) our ability to remain in compliance with key agreements with customers, lenders and government agencies; (vii) the impact of current supply chain constraints both within and outside the United States, which may be more severe or persist longer than we currently expect; (viii) the impact of a competitive labor market, which could restrict our ability to fill key positions; (ix) changes in general economic and/or industry-specific conditions; and (x) factors relating to the COVID-19 pandemic, including that the pandemic may (a) continue for a longer period, or its effect on commercial and military passenger flying may be more substantial than we currently expect; (b) cause disruptions to our workforce and staffing capability, including through our compliance with COVID-19 vaccination and testing requirements; (c) cause disruptions in our ability to access airports and maintenance facilities; and (d) adversely impact our customers' creditworthiness or the ability of our vendors and third-party service providers to maintain customary service levels. Other factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
REVENUES	$533,025	$482,367	$2,045,469	$1,734,282

OPERATING EXPENSES
Salaries, wages and benefits	172,424	159,666	666,950	591,280
Depreciation and amortization	84,338	84,013	331,064	308,448
Maintenance, materials and repairs	45,465	41,693	162,122	173,364
Fuel	73,432	56,390	275,512	173,600
Contracted ground and aviation services	20,264	20,507	77,026	75,724
Travel	29,445	24,768	111,989	86,601
Landing and ramp	3,710	4,082	16,583	14,244
Rent	8,323	6,294	30,437	23,695
Insurance	2,442	3,206	9,666	12,588
Other operating expenses	20,669	16,801	78,637	65,179
Government grants	—	(15,047)	—	(111,673)
	460,512	402,373	1,759,986	1,413,050

OPERATING INCOME	72,513	79,994	285,483	321,232
OTHER INCOME (EXPENSE)
Interest income	335	3	415	39
Non-service component of retiree benefit credits	4,635	4,457	20,046	17,827
Debt issuance costs	—	—	—	(6,505)
Net gain (loss) on financial instruments	(380)	(7,818)	9,022	29,979
Losses from non-consolidated affiliates	(2,030)	(1,212)	(7,607)	(2,577)
Interest expense	(13,834)	(14,788)	(46,861)	(58,790)
	(11,274)	(19,358)	(24,985)	(20,027)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	61,239	60,636	260,498	301,205
INCOME TAX EXPENSE	(18,995)	(16,178)	(64,060)	(72,225)

EARNINGS FROM CONTINUING OPERATIONS	42,244	44,458	196,438	228,980

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	407	66	2,143	2,440
NET EARNINGS	$42,651	$44,524	$198,581	$231,420

EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic	$0.58	$0.60	$2.67	$3.33
Diluted	$0.50	$0.57	$2.26	$2.80

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	72,590	73,826	73,611	68,853
Diluted[1]	86,380	77,366	88,324	76,216

1 Due to adopting accounting standard ASU No. 2020-06, "Accounting for Convertible Instruments and Contracts in an Entity's Own Equity" on January 1, 2022 using the modified retrospective method, 8,111 shares were added to the diluted weighted average shares for 2022 under the "if-convert method" for the Company's convertible note.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share data)

	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27,134	$69,496
Accounts receivable, net of allowance of $939 in 2022 and $742 in 2021	301,622	205,399
Inventory	57,764	49,204
Prepaid supplies and other	31,956	28,742
TOTAL CURRENT ASSETS	418,476	352,841

Property and equipment, net	2,402,408	2,129,934
Customer incentive	79,650	102,913
Goodwill and acquired intangibles	492,642	505,125
Operating lease assets	74,070	62,644
Other assets	122,647	113,878
TOTAL ASSETS	$3,589,893	$3,267,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$192,992	$174,237
Accrued salaries, wages and benefits	56,498	56,652
Accrued expenses	12,466	14,950
Current portion of debt obligations	639	628
Current portion of lease obligations	23,316	18,783
Unearned revenue and grants	21,546	47,381
TOTAL CURRENT LIABILITIES	307,457	312,631
Long term debt	1,464,285	1,298,735
Stock warrant obligations	695	915
Post-retirement obligations	35,334	21,337
Long term lease obligations	51,575	44,387
Other liabilities	62,861	49,662
Deferred income taxes	255,180	217,291

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 72,327,758 and 74,142,183 shares issued and outstanding in 2022 and 2021, respectively	723	741
Additional paid-in capital	986,303	1,074,286
Retained earnings	528,882	309,430
Accumulated other comprehensive loss	(103,402)	(62,080)
TOTAL STOCKHOLDERS’ EQUITY	1,412,506	1,322,377
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,589,893	$3,267,335

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED SUMMARY OF CASH FLOWS (UNAUDITED)
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

OPERATING CASH FLOWS	$74,050	$154,319	$472,120	$583,557

INVESTING ACTIVITIES:
Aircraft acquisitions and freighter conversions	(109,636)	(43,078)	(412,595)	(321,644)
Planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment	(41,437)	(33,544)	(186,836)	(183,104)
Proceeds from property and equipment	12,154	15,903	15,913	19,427
Acquisitions and investments in businesses	(312)	—	(16,545)	(2,155)
TOTAL INVESTING CASH FLOWS	(139,231)	(60,719)	(600,063)	(487,476)

FINANCING ACTIVITIES:
Principal payments on debt	(20,103)	(142,293)	(365,628)	(1,900,311)
Proceeds from borrowings	115,000	70,000	625,000	1,500,600
Proceeds from bond issuance	—	—	—	207,400
Payments for financing costs	(1,803)	—	(1,803)	(3,099)
Proceeds from issuance of warrants	—	—	—	131,967
Bond Repurchase	—	—	(115,204)	—
Purchase of common stock	(53,868)	—	(53,868)	—
Taxes paid for conversion of employee awards	(1,397)	(1,619)	(2,916)	(2,861)
TOTAL FINANCING CASH FLOWS	37,829	(73,912)	85,581	(66,304)

NET INCREASE (DECREASE) IN CASH	$(27,352)	$19,688	$(42,362)	$29,777

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$54,486	$49,808	$69,496	$39,719
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$27,134	$69,496	$27,134	$69,496

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRETAX EARNINGS FROM CONTINUING OPERATIONS AND ADJUSTED PRETAX EARNINGS SUMMARY
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues
CAM
Aircraft leasing and related revenues	$113,640	$110,514	$454,804	$390,327
Lease incentive amortization	(5,029)	(5,029)	(20,118)	(20,040)
Total CAM	108,611	105,485	434,686	370,287
ACMI Services	369,385	333,790	1,404,348	1,185,128
Other Activities	111,489	94,345	430,326	375,571
Total Revenues	589,485	533,620	2,269,360	1,930,986
Eliminate internal revenues	(56,460)	(51,253)	(223,891)	(196,704)
Customer Revenues	$533,025	$482,367	$2,045,469	$1,734,282

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	31,421	33,643	143,008	106,161
ACMI Services, inclusive of government grants and interest expense	25,931	34,487	95,198	158,733
Other Activities	2,019	(2,391)	2,579	112
Net, unallocated interest expense	(357)	(530)	(1,748)	(2,525)
Non-service components of retiree benefit credit	4,635	4,457	20,046	17,827
Debt issuance costs	—	—	—	(6,505)
Net gain (loss) on financial instruments	(380)	(7,818)	9,022	29,979
Loss from non-consolidated affiliates	(2,030)	(1,212)	(7,607)	(2,577)
Earnings from Continuing Operations before Income Taxes (GAAP)	$61,239	$60,636	$260,498	$301,205

Adjustments to Pretax Earnings from Continuing Operations
Add customer incentive amortization	5,821	5,799	23,263	23,094
Add loss from non-consolidated affiliates	2,030	1,212	7,607	2,577
Less net (gain) loss on financial instruments	380	7,818	(9,022)	(29,979)
Less non-service components of retiree benefit credit	(4,635)	(4,457)	(20,046)	(17,827)
Less government grants	—	(15,047)	—	(111,673)
Add debt issuance costs	—	—	—	6,505
Add net charges for hangar foam incident	18	—	978	—
Adjusted Pretax Earnings (non-GAAP)	$64,853	$55,961	$263,278	$173,902
Adjusted Pretax Earnings excludes certain items included in GAAP-based pretax Earnings (Loss) from Continuing Operations before Income Taxes because these items are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pretax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Earnings (Loss) from Continuing Operations Before Income Taxes	$61,239	$60,636	$260,498	$301,205
Interest Income	(335)	(3)	(415)	(39)
Interest Expense	13,834	14,788	46,861	58,790
Depreciation and Amortization	84,338	84,013	331,064	308,448
EBITDA from Continuing Operations (non-GAAP)	$159,076	$159,434	$638,008	$668,404
Add customer incentive amortization	5,821	5,799	23,263	23,094
Add start-up loss from non-consolidated affiliates	2,030	1,212	7,607	2,577
Less net (gain) loss on financial instruments	380	7,818	(9,022)	(29,979)
Add non-service components of retiree benefit credits	(4,635)	(4,457)	(20,046)	(17,827)
Less government grants	—	(15,047)	—	(111,673)
Less debt issuance costs	—	—	—	6,505
Add net charges for hangar foam incident	18	—	978	—

Adjusted EBITDA (non-GAAP)	$162,690	$154,759	$640,788	$541,101

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also remove the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. To improve comparability between periods, the adjustments also exclude from EBITDA from Continuing Operations the recognition of government grants and charges related to the discharge of a fire suppression system in the Company's aircraft hangar, net of related insurance recoveries. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of warrant-based customer incentive costs recorded in revenue, recognition of government grants, impairment of aircraft and related assets, charge off of debt issuance costs upon debt restructuring, costs from non-consolidated affiliates and charges related to the discharge of a fire suppression system, net of insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

OPERATING CASH FLOWS (GAAP)	$74,050	$154,319	$472,120	$583,557
Sustaining capital expenditures	(41,437)	(33,544)	(186,836)	(183,104)

ADJUSTED FREE CASH FLOW (non-GAAP)	$32,613	$120,775	$285,284	$400,453

Sustaining capital expenditures includes cash outflows for planned aircraft maintenance, engine overhauls, information systems and other non-aircraft additions to property and equipment. It does not include expenditures for aircraft acquisitions and related passenger-to-freighter conversion costs.

Cash receipts from government payroll support programs, which are included in operating cash flows, were $0 and $83.0 million for the years ended December 31, 2022 and 2021, respectively.

Adjusted Free Cash Flow (non-GAAP) includes cash flow from operations net of expenditures for planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment. Management believes that adjusting GAAP operating cash flows is useful for investors to evaluate the company's ability to generate adjusted free cash flow for growth initiatives, debt service, cash returns for shareholders or other discretionary allocations of capital.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE
NON-GAAP RECONCILIATION
(In thousands)
Management presents Adjusted Earnings and Adjusted Earnings Per Share, both non-GAAP measures, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below among periods.

	Three Months Ended				Year Ended
	December 31, 2022		December 31, 2021		December 31, 2022		December 31, 2021
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings from Continuing Operations - basic (GAAP)	$42,244		$44,458		$196,438		$228,980
Gain from warrant revaluation, net tax[1]	(15)		—		(170)		(15,564)
Convertible notes interest charges, net of tax [2]	766		—		3,051		—
Earnings (Loss) from Continuing Operations - diluted (GAAP)	42,995	$0.50	44,458	$0.57	199,319	$2.26	213,416	$2.80
Adjustments, net of tax
Customer incentive amortization[3]	4,492	0.05	4,475	0.06	17,953	0.20	17,823	0.23
Effects of government grants[4]	—	—	(11,613)	(0.15)	—	—	(86,187)	(1.13)
Non-service component of retiree benefits[5]	(3,577)	(0.04)	(3,440)	(0.04)	(15,470)	(0.18)	(13,759)	(0.18)
Debt issuance costs[6]	—	—	—	—	—	—	5,020	0.07
Derivative and warrant revaluation[7]	309	—	6,034	0.07	(6,793)	(0.08)	(7,573)	(0.16)
Loss from affiliates[8]	1,567	0.02	935	0.01	5,871	0.07	1,988	0.03
Convertible debt interest charges (prior period), net of tax[2]	—	—	2,372	(0.02)	—	—	9,390	(0.05)
Hangar foam incident[9]	14	—	—	—	755	0.01	—	—
Adjusted Earnings and Adjusted Earnings Per Share (non-GAAP)	$45,800	$0.53	$43,221	$0.50	$201,635	$2.28	$140,118	$1.61

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted	86,380		77,366		88,324		76,216
Additional shares - warrants [1]	—		1,635		—		2,680
Additional shares - convertible notes [2]	—		8,111		—		8,111
Adjusted Shares (non-GAAP)	86,380		87,112		88,324		87,007

This presentation does not give effect to convertible note hedges the Company purchased having the same number of the Company's common shares, 8.1 million shares, and the same strike price of $31.90, that underlie the Convertible Notes. The convertible note hedges are expected to reduce the potential equity dilution with respect to the Company's common stock upon conversion of the Convertible Notes.
Adjusted Earnings and Adjusted Earnings Per Share should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

1.Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations, while unrealized warrant losses are not removed because they are dilutive to EPS. For all periods presented, additional shares assumes that Amazon net settled its remaining warrants during each period.
2.Application of accounting standard ASU No. 2020-06, "Accounting for Convertible Instruments and Contracts in an Entity's Own Equity" was adopted prospectively for EPS calculations on January 1, 2022 using the modified retrospective approach. The updated GAAP requires convertible debt to be treated under the "if-convert method" for EPS. Periods prior to adoption include adjustments to reflect EPS as if the new standard had been applied historically for comparability purposes.
3.Removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.
4.Removes the effects of government grants received under federal payroll support programs.
5.Removes the non-service component of post-retirement costs and credits.
6.Removes the charge off of debt issuance costs when the Company modified its debt structure.
7.Removes gains and losses from financial instruments, including derivative interest rate instruments and warrant revaluations.
8.Removes losses for the Company's non-consolidated affiliates.
9.Removes charges related to the discharge of a fire suppression system in the Company's aircraft hangar, net of related insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
AIRCRAFT FLEET

Aircraft Types
	December 31, 2021		December 31, 2022		December 31, 2023 Projected
	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger

B767-200	33	3	32	3	24	3
B767-300	65	9	78	8	94	8
B777-200	—	3	—	3	—	3
B757-200	—	—	—	—	—	—
B757 Combi	—	4	—	4	—	4
A321-200	—	—	—	—	6	—
Total Aircraft in Service	98	19	110	18	124	18

B767-300 in or awaiting cargo conversion	12	—	15	—	13	—
A321 in cargo conversion	1	—	7	—	5	—
A330 in cargo conversion	—	—	—	—	3	—
B767-200 staging for lease	1	—	—	—	2	—
Total Aircraft	112	19	132	18	147	18

Aircraft in Service Deployments
	December 31,		December 31,		December 31,
	2021		2022		2023 Projected

Dry leased without CMI	35		39		55
Dry leased with CMI	50		52		47
Customer provided for CMI	6		13		16
ACMI/Charter[1]	26		24		24

1.ACMI/Charter includes four Boeing 767 passenger aircraft leased from external companies.